UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2017
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Del Taco Restaurants, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36197	46-3340980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25521 Commercentre Drive
Lake Forest, CA 92630
(Address of Principal executive offices, including Zip Code)

(949) 462-9300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of J. Paul Murphy, III as Chief Executive Officer and Director
On June 6, 2017, Del Taco Restaurants, Inc. (the “Company” or “Del Taco”) announced that Mr. Murphy plans to relocate and will resign from his positions as the Company’s Chief Executive Officer and member of the Board of Directors effective July 7, 2017. Mr. Murphy has served as a member of the Board and the Company’s executive team since February 2009. Mr. Murphy’s resignation was not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.
Appointment of John D. Cappasola, Jr. as Chief Executive Officer and Director
On June 6, 2017, the Board named John D. Cappasola, Jr. to succeed Mr. Murphy as Chief Executive Officer of the Company, effective July 7, 2017. Mr. Cappasola has also been elected to serve on the Company’s Board as a Class III director, effective July 7, 2017.
Mr. Cappasola, age 43, has been our President and Chief Brand Officer since January 2017. From 2012 to 2016, Mr. Cappasola was our Executive Vice President and has held the position of Chief Brand Officer since February 2011. Prior to that time, Mr. Cappasola held the position of Vice President of Marketing Development since joining the Company in September 2008. Previously, Mr. Cappasola held positions in marketing, strategic development and operations at Blockbuster, Inc. of Dallas, Texas from August 2002 to September 2008. Mr. Cappasola holds a Bachelor of Science degree in Business Management from California Coast University.
Mr. Cappasola will continue to serve as an at-will employee and effective July 7, 2017, Mr. Cappasola’s compensatory arrangements have been amended as described below. Any future changes to his compensation, including future bonus opportunities and equity grants for subsequent fiscal years, will be determined by the Board of Directors and disclosed in the Company’s proxy statement.

•	Mr. Cappasola’s annual base salary will be increased to $550,000.

•
Mr. Cappasola’s target bonus for fiscal year 2017 will be increased to 100% of his base salary, subject to the Company’s attainment of the financial objectives and achievement of certain performance targets established under the Company’s annual cash incentive plan, provided that Mr. Cappasola continues to be employed by the Company on the date such bonus is payable.

•
Mr. Cappasola will be granted 125,000 shares of restricted stock on July 7, 2017 with vesting in four equal annual installments beginning June 30, 2018. There are no arrangements or understandings between Mr. Cappasola and any other person pursuant to which Mr. Cappasola was appointed to serve as the Chief Executive Officer of the Company. There are no family relationships between Mr. Cappasola and any director or executive officer of the Company, and Mr. Cappasola has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.        Description of Exhibit
99.1            Press Release dated June 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANTS, INC.

By:    /s/ Steven L. Brake
Name:    Steven L. Brake

Title:	Executive Vice President and Chief Financial Officer

Date: June 9, 2017